UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Additional Materials

☐	Definitive Information Statement

Real Goods Solar, Inc.
(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Real Goods Solar, Inc.

833 W. South Boulder Road

Louisville, Colorado 80027

NOTICE OF INTERNET AVAILABILITY OF

INFORMATION STATEMENT

To our shareholders:

On August 25, 2011, Gaiam, Inc., our shareholder holding a majority of our voting power, provided us with a written consent, which was amended September 12, 2011, authorizing, effective 40 calendar days following the mailing of this Notice of Internet Availability of Information Statement to our shareholders, our issuance to shareholders of Earth Friendly Energy Group Holdings, LLC of 8.7 million shares of our Class A Common Stock as consideration for the merger contemplated in the Agreement and Plan of Merger that we entered into on June 21, 2011 with Earth Friendly, Real Goods Alteris, LLC, which we wholly own, and Riverside Renewable Energy Investments, LLC, as agent for Earth Friendly, which issuance is subject to increase (to 10.7 million shares) if Earth Friendly attains certain performance targets for 2011, as described in the merger agreement.

Gaiam’s written consent constitutes the affirmative consent of a majority of the outstanding votes eligible to be cast by holders of our common stock and is sufficient under the Colorado Business Corporation Act and our charter to approve the transactions described above. Accordingly, those transactions, including the merger, will not be submitted to our other shareholders for a vote.

Important Notice Regarding the Internet Availability of Information Statement:

This communication provides only a brief overview of the more complete Information Statement that is available to you on the internet. We encourage you to access and review all of the important information contained in the Information Statement.

Our Information Statement is available at http://www.realgoodssolar.com.

If you want to receive a paper or email copy of the Information Statement, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before October 23, 2011 to facilitate timely delivery.

You may obtain copies of our Information Statement, as well as annual reports and proxy materials for future annual meetings, as follows:

•	Email at investorrelations@realgoods.com;
•	Telephone at 1-888-567-6527; or
•	Internet at http://www.realgoodssolar.com.

The effective date of the actions described above will be 40 days following the mailing of this Notice of Internet Availability of Information Statement to shareholders, which will be October 25, 2011 or soon thereafter. We expect the closing of the merger to occur subsequently in October, 2011.

By Order of the Board of Directors,

September 13, 2011	John Jackson, Secretary